Exhibit 10.52 as filed with 10-K
Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SETTLEMENT AND PATENT LICENSE AGREEMENT
This Settlement and Patent License Agreement (“Agreement”), effective as of January 3, 2012 (“Effective Date”), is made by and between TiVo Inc., a Delaware corporation (“TiVo”), and AT&T Inc., a Delaware corporation (“AT&T”). TiVo and AT&T are each referred to herein as a “Party” and collectively as the “Parties.”
WHEREAS, TiVo and AT&T or their Subsidiaries are parties to the following lawsuits: (A) TIVO INC. v. AT&T INC.; AT&T OPERATIONS, INC.; AT&T SERVICES, INC.; AT&T VIDEO SERVICES, INC.; SBC INTERNET SERVICES, INC.; SOUTHWESTERN BELL TELEPHONE COMPANY (Defendants); and MICROSOFT CORP. (Intervenor); Case No. 2:09-CV-259-DF, United States District Court for the Eastern District of Texas; and (B) AT&T INTELLECTUAL PROPERTY I, L.P., and AT&T INTELLECTUAL PROPERTY II, L.P., v. TIVO INC.; Case No. 4:10-CV-01059-SBA, United States District Court for the Northern District of California (collectively, the “Pending Litigation”); and
WHEREAS, the Parties have agreed, among other things, to settle such Pending Litigation and also grant one another beneficial patent licenses pursuant to the terms set forth below.
NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and other terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
Section 1. DEFINITIONS AND CONSTRUCTION
In this Agreement, capitalized terms have the meanings set forth below or otherwise ascribed herein:
1.1.    “Additional Subscriber” means any Person who: (i) is or becomes a DVR Subscriber of an MVPD or MVPD Service (or portion thereof) that becomes owned or controlled by AT&T or any of its Subsidiaries as a result of a Subscriber Acquisition Transaction (“Acquired MVPD Service”), except for any subscriber of such Acquired MVPD Service who at the time of closing [*]; or (ii) becomes a DVR Subscriber to any AT&T Services within [*] after being a customer of another MVPD Service involved in a Subscriber Acquisition Transaction.
1.2.    “Advanced Television Field” means any system, apparatus, method, or process that facilitates or is related to [*]. In addition, with respect to any Licensed Patent that is an

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AT&T Patent-In-Suit, AT&T Related Patent, TiVo Patent-In-Suit, or TiVo Related Patent, as applicable, “implementations of the Advanced Television Field” will be deemed to include any system, apparatus, method, or process that would, in the absence of a license, directly or indirectly infringe such Licensed Patent.
1.3.    “Affiliate” means, with respect to a given Person (the “Subject Person”), any other Person that now or hereafter controls, is under the control of, or is under common control with the Subject Person, where control means direct or indirect ownership or control of more than fifty percent (50%) of the Voting Power of another Person. A Person will be deemed to be an Affiliate of the Subject Person under this Agreement only so long as such control exists.
1.4.    “Agreement” has the meaning given to it in the preamble of this Agreement.
1.5.    “AT&T Licensed Products” means implementations of the Advanced Television Field in the AT&T Service, including AT&T Software for the AT&T U-verse pay television service, but excluding [*]. For avoidance of doubt, AT&T Licensed Products specifically exclude [*].
1.6.    “AT&T Licensed Patents” means any and all Patents and Patent Applications worldwide owned or controlled by AT&T or any of its Subsidiaries at any time during the Term that are applicable to the Advanced Television Field, except any Patents the license or release of which requires the payment of consideration to an unaffiliated Third Party. Without limiting the foregoing, Licensed AT&T Patents shall be deemed to include: (a) U.S. Patent Nos. 5,809,492, 5,922,045, 6,118,976, 6,983,478 (collectively, the “AT&T Patents-In-Suit”); and (b) any continuations, continuations-in-part, divisionals, reissues, and foreign counterparts of any AT&T Patents-In-Suit and any other Patents or Patent applications that claim priority directly or indirectly from any AT&T Patents-In-Suit or any Patent application from which any AT&T Patents-In-Suit issued (collectively, “AT&T Related Patents”).
1.7.    “AT&T Service” means any MVPD Service that AT&T, directly or through its Subsidiaries, makes available to end users in the United States, including the AT&T U-verse pay television service, but excluding any product or service directly or indirectly sold, licensed, or otherwise transferred by or on behalf of any MVPD other than AT&T or its Subsidiaries or for use in or with any MVPD Services of any Third Party. “AT&T Service” specifically excludes any services to customers outside of the United States.
1.8.    “AT&T Software” means end user software of AT&T or its Subsidiaries, in object code, executable, or binary form, that is provided directly or indirectly by AT&T or its Subsidiaries to AT&T Subscribers to access video programming provided by the AT&T Service and is not capable of accessing any MVPD Service of any Third Party or otherwise capable of accessing any video programming distributed by Third Parties to the respective end user.
1.9.    “AT&T Subscriber” means a subscriber to the AT&T Service in the United States. Each [*] will be considered a separate AT&T Subscriber. In addition, [*]

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1.10.    “Change of Control” of a Person (“Subject Entity”) means any of the following: (i) any merger, reorganization, share exchange, consolidation, business combination or other transaction or series of related transactions in which the current holders of Voting Power of the Subject Entity immediately prior to such transaction or series of related transactions will not hold more than fifty (50%) of the Voting Power of the surviving Person immediately after such transaction or series of transactions; (ii) any sale, lease, transfer or other disposition of all or substantially all of the Subject Entity’s assets where the current holders of Voting Power of the Subject Entity immediately prior to such transaction or series of related transactions will not hold more than fifty (50%) of the Voting Power of the acquiring Person immediately after such transaction or series of transactions; or (iii) any Person or “group” (as such term is used in Rule 13d-5 under the United States Securities Exchange Act of 1934) who does not hold more than 50% of the total Voting Power of the Subject Entity as of the Effective Date becomes the beneficial owner, directly or indirectly, of more than 50% of the total Voting Power of the Subject Entity.
1.11.    “Cumulative Additional Subscribers” means an amount equal to (a) [*], minus (b) [*]. Notwithstanding the foregoing, for purposes of calculating the Subscriber Fee Cap, in no event shall the number of Cumulative Additional Subscribers be less than zero (0).
1.12.    “Current Subsidiary” means any Person that is a Subsidiary of a Party as of the Effective Date.
1.13.    “Dismissal Motions” has the meaning given to it in Section 2.4.
1.14.    “DVR” means a [*] product that enables [*] an MVPD Service to record content digitally to a storage medium (e.g., a hard disk drive) and [*] such recording and the play back of recorded content.
1.15.    “DVR Subscriber” means any AT&T Subscriber: (i) with a DVR for use with the AT&T Service; or (ii) to whom AT&T otherwise makes available the ability to digitally record video programming provided by the AT&T Service [*].
1.16.    “Effective Date” has the meaning given to it in the preamble of this Agreement.
1.17.    “Excluded Products” means: (i) any products or services [*]; and (ii) any products or services sold or distributed by or for AT&T or any of its Subsidiaries (x) that [*].
1.18.    “Fee” has the meaning given to it in Section 4.1.
1.19.    “Future Subsidiary” means any Person that becomes a Subsidiary of a Party after the Effective Date.
1.20.    “Initial Payment” means the first Installment Payment under Section 4.1 in the amount of $51,000,000.00.

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1.21.    “Licensed Patents” means the AT&T Licensed Patents and TiVo Licensed Patents, as applicable.
1.22.    “Licensed Products” means the AT&T Licensed Products and TiVo Licensed Products, as applicable.
1.23.    “[*]” means any video program that is transmitted or otherwise made available on a [*] (or the equivalent thereof from the perspective of a reasonable viewer). By way of example and not of limitation, a video program transmitted [*].
1.24.    “Microsoft” means Microsoft Corporation, a Washington corporation having a primary place of business at One Microsoft Way, Redmond, Washington, USA 98052.
1.25.    “MVPD” or “Multichannel Video Programming Distributor” means any telco (including AT&T and Verizon), cable operator, multichannel multipoint distribution service provider, direct broadcast satellite service provider, television receive-only satellite program distributor or other Person who makes available for purchase, by subscribers or customers, multiple channels of video programming, and any Affiliates of Persons providing such services.
1.26.    “MVPD Service” means any satellite television service, any cable television service (including Verizon FiOS TV), any IPTV television service, and any other multichannel video programming service of any MVPD.
1.27.    “Patent Challenge” means any legal or equitable action, litigation, arbitration, opposition, reexamination, entitlement proceeding, revocation, action for annulment, action for cancellation or other legal or administrative proceeding anywhere in the world that challenges the validity or enforceability of any of the Licensed Patents.
1.28.    “Patents” means all classes or types of patents other than design patents (including originals, divisions, continuations, continuations-in-part, extensions, reissues or counterparts) and all applications (including provisional applications) for these classes or types of patents throughout the world.
1.29.    “Pending Litigation” has the meaning given to it in the first recital of this Agreement.
1.30.    “Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).
1.31.    “Press Release” has the meaning given to it in Section 7.1.

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1.32.    “Subscriber Acquisition Transaction” means any agreement, arrangement or other transaction or series of related transactions in which either (i) AT&T or any of its Subsidiaries acquires all or substantially all of the business or assets of an MVPD, whether by assignment, operation of law or otherwise; (ii) AT&T or any of its Subsidiaries acquires directly or indirectly, more than fifty percent (50%) of the Voting Power of any MVPD; or (iii) AT&T or any of its Subsidiaries participates in the transfer or transition of customers or subscribers from an MVPD Service of a Third Party to the AT&T Service after the occurrence of any of (i)-(ii) above or in connection with any other agreement or arrangement with any MVPD resulting in the acquisition or transfer of subscribers to the AT&T Service, including any system acquisition, subscriber acquisition, or termination or winding down of an MVPD Service.
1.33.    “Subscriber Fee Cap” means an amount equal to (a) [*], plus (b) the number of Cumulative Additional Subscribers.
1.34.    “Subsidiary” means, as to any Person (“Subject Person”), any other Person that is now or hereafter controlled by the Subject Person, where control means direct or indirect ownership or control of more than fifty percent (50%) of the Voting Power of another Person. A Person shall be a Subsidiary of the Subject Person only during such time as such control exists.
1.35.    “Taxes” means all applicable sales, use, withholding, excise, value added, and similar taxes, and duties, surcharges, and other charges levied by any governmental authority in connection with the Fees paid or payable under this Agreement.
1.36.    “Third Party” means any Person other than TiVo, AT&T, or any of their respective Subsidiaries as of the pertinent time.
1.37.    “Threshold Amount” means an amount equal to the number identified in Exhibit C.
1.38.    “TiVo Distribution Partners” means Third Parties (including MVPDs) who license or otherwise distribute or resell TiVo Licensed Products.
1.39.    “TiVo Licensed DVR” means a DVR for which TiVo has granted a license under one or more of the TiVo Patents-In-Suit that remains in effect after a respective Subscriber Acquisition Transaction. TiVo Licensed DVR also includes [*].
1.40.    “TiVo Licensed Patents” means any and all Patents and Patent Applications worldwide owned or controlled by TiVo or any of its Subsidiaries at any time during the Term that are applicable to the Advanced Television Field, except any Patents the license or release of which requires the payment of consideration to an unaffiliated Third Party. Without limiting the foregoing, TiVo Licensed Patents shall be deemed to include: (a) 6,233,389, 7,493,015 and 7,529,465 (the “TiVo Patents-In-Suit”), and (b) any continuations, continuations-in-part, divisionals, reissues, and foreign counterparts of the TiVo Patents-In-Suit and any other Patents or Patent applications that claim priority directly or indirectly from the TiVo Patents-In-Suit or

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the patent application from which the TiVo Patents-In-Suit issued (collectively, “TiVo Related Patents”).
1.41.    “TiVo Licensed Products” means implementations of the Advanced Television Field used or incorporated in products or services that are directly or indirectly sold, leased or otherwise provided by TiVo or any of its Subsidiaries, including [*]. By way of example and not of limitation, this includes [*]. For purposes of clarification, TiVo Licensed Products shall not include [*]. To the extent that a product of a Third Party includes [*], the product of the Third Party is not licensed with respect to [*].
1.42.    “Voting Power” means the right to exercise voting power with respect to the election of directors or similar managing authority of a Person (whether through direct or indirect beneficial ownership of shares or securities of such Person or otherwise).
Unless context otherwise clearly requires, whenever used in this Agreement: (i) the words “include” or “including” shall be construed as incorporating also “but not limited to” or “without limitation”; (ii) the word “day” or “month” means a calendar day or calendar month unless otherwise specified; (iii) the words “notice” and “requests” mean notice or request in writing (whether or not specifically stated) and shall include notices, consents, approvals, and other legally operative communications contemplated under this Agreement; (iv) the words “hereof,” “herein,” “hereby,” and derivative or similar words refer to this Agreement; (v) provisions that require that a Party or the Parties to “agree,” “consent,” or “approve,” or the like shall require that such agreement, consent, or approval be specific and in writing, whether by written agreement, letter, or otherwise; (vi) “and/or” shall be defined to be inclusive and not exclusive and “A, B and/or C” shall mean any and all of A; B; C; A and B; A and C; B and C; and A, B and C; (vii) words of any gender include the other gender; and (viii) references to any specific article, section, or other division thereof shall be deemed to include the then-current amendments thereto.
Section 2. RELEASES AND SETTLEMENT
2.1.    TiVo Limited Release. Effective upon receipt by TiVo of the Initial Payment, TiVo, on behalf of itself and its Current Subsidiaries, hereby irrevocably releases and forever discharges:
(a)    AT&T and its Current Subsidiaries and their respective agents, representatives, officers, employees, directors and attorneys in their capacity as such, from any and all claims, losses, damages, or liability of any kind and nature, at law, in equity, or otherwise, known and unknown, with respect to infringement (whether direct or indirect and whether or not willful) of the TiVo Licensed Patents solely to the extent that such infringement would have been licensed under this Agreement if it had occurred after the Effective Date;
(b)     direct and indirect suppliers (including Microsoft) of products to AT&T and its Current Subsidiaries for the AT&T Service (“AT&T Suppliers”) from any and all claims,

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losses, damages, or liability of any kind and nature, at law, in equity, or otherwise, known and unknown, with respect to infringement (whether direct or indirect and whether or not willful) of the TiVo Licensed Patents by the particular units of products supplied directly or indirectly by such AT&T Supplier to AT&T and its Subsidiaries prior to Effective Date for use in the AT&T U-verse pay television service solely to the extent that such infringement would have been licensed under this Agreement if it had occurred after the Effective Date; and
(c)    AT&T Subscribers to the AT&T Service prior to the Effective Date from any and all claims, losses, damages, or liability of any kind and nature, at law, in equity, or otherwise, known and unknown, with respect to infringement (whether direct or indirect and whether or not willful) of the TiVo Licensed Patents by use of AT&T Licensed Products prior to the Effective Date for the AT&T Service solely to the extent that such infringement would have been licensed under this Agreement if it had occurred after the Effective Date.
For the avoidance of doubt, no release or discharge is provided under this Section 2.1 with respect to any claim of infringement of any Patent that is not a TiVo Licensed Patent or for any activity that would be outside of the scope of the licenses granted to AT&T and its Subsidiaries under this Agreement if conducted after the Effective Date. Notwithstanding anything to the contrary, no release, license or other rights of any kind are granted to any AT&T Supplier (including Microsoft) with respect to any units of products (i) used, sold, or otherwise distributed directly or indirectly by such AT&T Supplier other than to AT&T or its Subsidiaries or (ii) otherwise sold, distributed, or used outside of the AT&T Service.

2.2.    AT&T Limited Release. AT&T, on behalf of itself and its Current Subsidiaries, hereby irrevocably release and forever discharge:
(a)    TiVo and its Current Subsidiaries and their respective agents, representatives, officers, employees, directors and attorneys in their capacity as such, from any and all claims, losses, damages, or liability of any kind and nature, at law, in equity, or otherwise, known and unknown, with respect to infringement (whether direct or indirect and whether or not willful) of the AT&T Licensed Patents solely to the extent that such infringement would have been licensed under this Agreement if it had occurred after the Effective Date;
(b)    direct and indirect suppliers of products to TiVo and its Current Subsidiaries for TiVo Licensed Products (“TiVo Suppliers”) from any and all claims, losses, damages, or liability of any kind and nature, at law, in equity, or otherwise, known and unknown, with respect to infringement (whether direct or indirect and whether or not willful) of the AT&T Licensed Patents by the particular units of products supplied by such TiVo Supplier directly or indirectly to TiVo and its Subsidiaries prior to Effective Date for use in TiVo Licensed Products solely to the extent that such infringement would have been licensed under this Agreement if it had occurred after the Effective Date; and
(c)    customers of TiVo Licensed Products prior to the Effective Date from any and all claims, losses, damages, or liability of any kind and nature, at law, in equity, or otherwise,

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known and unknown, with respect to infringement (whether direct or indirect and whether or not willful) of the AT&T Licensed Patents by use and distribution by such customers of TiVo Licensed Products prior to the Effective Date solely to the extent that such infringement would have been licensed under this Agreement if it had occurred after the Effective Date. For such purposes, customers of TiVo Licensed Products include direct and indirect customers of such TiVo Licensed Products, including TiVo Distribution Partners who license and distribute the respective TiVo Licensed Products.
For the avoidance of doubt, no release or discharge is provided under this Section 2.2 with respect to any claim of infringement of any Patent that is not an AT&T Licensed Patent or for any activity that would be outside of the scope of the licenses granted to TiVo and its Subsidiaries under this Agreement if conducted after the Effective Date. Notwithstanding anything to the contrary, no release, license or other rights of any kind are granted directly or indirectly to any TiVo Supplier with respect to any products (i) sold or otherwise distributed directly or indirectly by such TiVo Supplier other than to TiVo or its Subsidiaries or (ii) distributed or used outside of the TiVo Licensed Products.

2.3.    Waiver of Cal. Civ. Code Sec. 1542.     Effective upon receipt by TiVo of the Initial Payment, each Party, on behalf of itself and its Current Subsidiaries, hereby irrevocably and forever waives all rights it and they may have arising under California Civil Code Section 1542 (or any analogous requirement of law) with respect to the foregoing releases. Each Party, on behalf of itself and its Current Subsidiaries, understands that Section 1542 provides that:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Each Party, on behalf of itself and its Current Subsidiaries, acknowledges that it has been fully informed by its counsel concerning the effect and import of this Agreement under California Civil Code Section 1542 and other requirements of law.
2.4.    Dismissal of Pending Litigation. Concurrently with the execution of this Agreement, (a) the Parties shall cause to be completed, executed and delivered (or have delivered) to the other Party, and (b) AT&T shall cause Microsoft to complete, execute and deliver (or have delivered) to TiVo, the joint motions (“Dismissal Motions”) requesting that the Pending Litigation between the Parties be dismissed in the forms attached hereto as Exhibits A-1 and A-2. Within one (1) court day after receipt by TiVo of the Initial Payment, TiVo shall file the Dismissal Motions in the respective courts where the Pending Litigations are venued. The Parties shall cooperate, and AT&T shall cause Microsoft to cooperate, in taking reasonable actions as might be required to dismiss the Pending Litigation.
2.5.    No Admission. This Agreement is entered into in order to compromise and settle disputed claims, without any acquiescence on the part of any Party as to the merit of any claim, defense, affirmative defense or counterclaim in the Pending Litigation.

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2.6.    Attorneys’ Fees and Costs. Each Party shall be responsible for its own costs and attorneys’ fees in connection with the Pending Litigation and the negotiation of this Agreement.
Section 3. LICENSES
3.1.    License to AT&T.
(a)    License to AT&T. Effective upon receipt by TiVo of the Initial Payment, and subject to Section 3.6 and AT&T’s payment obligations set forth in Section 4, TiVo, on behalf of itself and its Current Subsidiaries and Future Subsidiaries, hereby grants and agrees to grant to AT&T and its Current Subsidiaries and Future Subsidiaries a worldwide, non-exclusive, non-transferable (except as provided in Section 9.4) license, with no right to grant sublicenses, solely under the TiVo Licensed Patents, to make, have made (subject to Section 3.3), use, offer for sale, sell, import and otherwise dispose of AT&T Licensed Products for use in the AT&T Service in the United States; provided, however, that such license does not extend to use of any Excluded Products other than as set out in this Section. The above license includes the right for AT&T Subscribers to [*] (including [*]) within the scope of the above license for the AT&T Service; for the avoidance of doubt, the foregoing license includes the right of AT&T Subscribers to [*], including [*], so long as such use is within the scope of the above license. For the avoidance of doubt, any AT&T Software provided by AT&T or any of its Subsidiaries directly or indirectly to AT&T Subscribers prior to the Effective Date for the AT&T Service are subject to the releases under Section 2.1 and will be deemed covered by the licenses under this Section 3.1(a) for use of such products during the Term within the scope of and as permitted by the license granted to AT&T under this Section 3.1(a) for the AT&T Service (including [*]).
(b)    Non-Circumvention. AT&T, on behalf of itself and its Subsidiaries, agrees not to enter into any transaction or arrangement that would circumvent the limitations on the licenses hereunder or extend any rights or benefits under the licenses to any MVPD Services of any Third Party, including through any joint venture, resale arrangement or other business combinations involving any MVPD or MVPD Service of any Third Party.
3.2.    License to TiVo.
(a)    License to TiVo. AT&T, on behalf of itself and its Current Subsidiaries and Future Subsidiaries, and subject to Section 3.6, hereby grants and agrees to grant to TiVo and its Current Subsidiaries and Future Subsidiaries a fully paid-up, royalty-free, worldwide, non-exclusive, non-transferable (except as provided in Section 9.4) license, with no right to grant sublicenses, solely under the AT&T Licensed Patents, to make, have made (subject to Section 3.3), use, offer for sale, sell, import, and otherwise dispose of TiVo Licensed Products. The license above extends to TiVo Distribution Partners with respect to the reproduction and distribution of TiVo Licensed Products, and to the use of such TiVo Licensed Products (including [*]) by direct and indirect customers of TiVo, its Subsidiaries and TiVo Distribution Partners. For the avoidance of doubt, the foregoing license includes the right of such customers to [*], including [*], so long as such use is within the scope of the above license. For avoidance of

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doubt, TiVo Licensed Products sold or licensed directly or indirectly by TiVo or its Subsidiaries prior to the Effective Date are subject to the releases under Section 2.2 and will be deemed covered by the license under this Section 3.2(a) for use of such products during the Term within the scope of and as permitted by the license granted to TiVo under this Section 3.2(a) (including [*]).
(b)    Non-Circumvention. TiVo, on behalf of itself and its Subsidiaries, agrees not to enter into any transaction or arrangement that would circumvent the limitations on the licenses hereunder or extend any rights or benefits under the license to any MVPD Service that are not intended to be covered under the above license, including through any joint venture, resale arrangement or other business combination.
3.3.    Have Made Rights. The rights granted to a Party (“Grantee”) to have products made for such Party by a Third Party (including Microsoft) under the licenses granted under Sections 3.1 and 3.2 above shall apply whenever the products are purchased by such Party for use within the scope of the license granted to the Grantee above, whether the designs and specifications for the manufacture of such products are furnished to such Third Party by the Grantee and the products are made by such Third Party for the account of the Grantee or the Grantee orders products “off-the-shelf,” provided, however, that such products are not purchased for resale back to, or on behalf of, such Third Party or any Affiliate of such Third Party. Notwithstanding anything to the contrary, no release, license or other rights of any kind are granted directly or indirectly to any AT&T Supplier or TiVo Supplier with respect to any products sold or otherwise distributed directly or indirectly by such supplier other than to Grantee or its Subsidiaries or distributed or used outside of the AT&T Licensed Products or TiVo Licensed Products, as applicable.
3.4.         Subsidiary Licenses.
(a)    Each Party intends for this Agreement to extend to all of its Subsidiaries with respect to the applicable licenses granted by such Party to the other Party under this Agreement. The Parties agree that, to the extent they are not already bound, each Party shall ensure that all such Subsidiaries are bound by the terms of this Agreement.
(b)    The licenses and immunities granted to a Subsidiary under this Section 3 shall terminate on the date such Subsidiary ceases to be a Subsidiary of a Party. If a Subsidiary ceases to be a Subsidiary and holds, at or before such time, any Patents under which a Party and its Subsidiaries is licensed, such license shall continue for the Term with respect to such Patents and any divisions, continuations, continuations-in-part, extensions, reissues or counterparts of such Patents.
(c)    If a Person becomes a Subsidiary of a Party after the Effective Date, then: (i) such Person, upon becoming a Subsidiary, shall be granted the applicable license set forth in this Section 3; provided, however, that the licenses to AT&T and its Subsidiaries shall be subject to the payment obligations in Section 4, including the obligation to make Additional Payments

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for Cumulative Additional Subscribers acquired by AT&T or its Subsidiaries in any Subscriber Acquisition Transaction as set forth in Section 4.2.
3.5.    No Other Rights. No releases, rights or licenses are granted under any Patents except as expressly provided herein, whether by implication, estoppel or otherwise. Without limiting the foregoing sentence, (i) no right to grant sublicenses is granted under the licenses set forth this Agreement; and (ii) no right or license is granted under any copyrights, trademarks, mask work rights, or trade secret rights of either Party or any of its Subsidiaries. Notwithstanding anything to the contrary in this Agreement, no releases, licenses, or other right whatsoever are granted or conveyed by TiVo or any of its Subsidiaries with respect to any MVPD or MVPD Services other than the AT&T Service or for any products supplied directly or indirectly to or for any MVPD or MVPD Services other than the AT&T Service.
3.6.    Marking. During the Term, each Party shall mark any products manufactured and shipped for use in the United States under the licenses granted in Sections 3.1 and 3.2 above (as applicable) in a commercially reasonable manner with a statement that the product is licensed under [*] TiVo Licensed Patents or [*] AT&T Licensed Patents (as applicable), in each case as soon as reasonably possible and in any event not later than [*] after receipt of written notice from the other Party specifying the applicable Patents (as updated by written notice from time to time). The obligations under this Section 3.6 may be satisfied by fixing on such products the word ‘patent’ or the abbreviation ‘pat.’ together with an address of a posting on the Internet, accessible to the public without charge for accessing the address, that associates the patented article with the number of the patent as permitted under 35 U.S.C. § 287(a). For purposes of clarification, neither Party will be in breach of this Section 3.6 if it is unable to include any such required marking on products that were manufactured prior to [*] after the applicable written notice under this Section 3.6.
3.7.    Patent Challenges.
(a)    So long as the license granted in Section 3.1 remains in effect and the respective TiVo Licensed Patent has not been asserted after the Effective Date against AT&T or its Subsidiaries or with respect to their respective products or services, AT&T and its Subsidiaries shall not directly or indirectly make or cause to be made, or participate or assist in making, any Patent Challenge with respect to any TiVo Licensed Patents. If either AT&T or any of its Subsidiaries breaches this Section 3.7(a), TiVo shall notify AT&T in writing of such breach and AT&T shall have [*] to cure the breach (if possible). If AT&T fails to cure the breach by the end of this period, TiVo shall be entitled to terminate the license granted in Section 3.1 with respect to the Patent(s) subject to the Patent Challenge, and pursue all other remedies available at law or equity.
(b)    So long as the license granted in Section 3.2 remains in effect and the respective AT&T Licensed Patent has not been asserted after the Effective Date against TiVo or its Subsidiaries or with respect to their respective products or services, TiVo and its Subsidiaries shall not directly or indirectly make or cause to be made, or participate or assist in making, any

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Patent Challenge with respect to any AT&T Licensed Patents. If either TiVo or any of its Subsidiaries breaches this Section 3.7(b), AT&T shall notify TiVo in writing of such breach and TiVo shall have [*] to cure the breach (if possible). If TiVo fails to cure the breach by the end of this period, AT&T shall be entitled to terminate the license granted in Section 3.2 with respect to the Patent(s) subject to the Patent Challenge, and pursue all other remedies available at law or equity. Notwithstanding the foregoing, TiVo will file a notice of withdrawal from the pending reexamination of U.S. Patent No. 6,983,478.
(c)    The Parties agree that any breach of Sections 3.7(a) or 3.7(b) will cause irreparable harm to the non-breaching Party. Accordingly, each Party hereby consents to the entry of temporary, preliminary and permanent injunctive relief to remedy any breach of either Sections 3.7(a) or 3.7(b).
Section 4. PAYMENT
4.1.    Payment to TiVo. AT&T shall pay TiVo a non-refundable payment in the total amount of Two Hundred and Fifteen Million Dollars ($215,000,000.00) (“Fee”), with payment being made in installments according to the following payment schedule:

Payment No.	Due Date	Amount of Payment
1	On the first business day after the Effective Date	$51,000,000.00 (“Initial Payment Obligation” or “Initial Payment”)
2, 3, 4, and 5	Within thirty (30) days after the last day of each calendar quarter in 2012	$5,000,000 per quarter
6, 7, 8, and 9	Within thirty (30) days after the last day of each calendar quarter in 2013	$6,545,454.55 per quarter
10, 11, 12, and 13	Within thirty (30) days after the last day of each calendar quarter in 2014	$6,545,454.55 per quarter
14, 15, 16, and 17	Within thirty (30) days after the last day of each calendar quarter in 2015	$6,545,454.55 per quarter
18, 19, 20, and 21	Within thirty (30) days after the last day of each calendar quarter in 2016	$6,545,454.55 per quarter
22, 23, 24, and 25	Within thirty (30) days after the last day of each calendar quarter in 2017	$6,545,454.55 per quarter
26 and 27	Due within thirty (30) days after the last day of the first two calendar quarters in 2018	$6,545,454.55 per quarter
Total		$215,000,000

Each of quarterly payments set forth in 2 – 27 of the above table are hereinafter referred to as an “Installment Payment” and collectively as the “Installment Payments”.

4.2.    Additional Monthly DVR Subscriber Fees. If the number of DVR Subscribers on the last day of any month (or partial month in the case of July 2018) during the Term (each a “Calculation Date”) exceeds the Threshold Amount, then AT&T shall pay TiVo an amount for that month equal to (a) the number of DVR Subscribers over the Threshold Amount on such Calculation Date up to the Subscriber Fee Cap as of the Calculation Date, multiplied by (b) $[*] (“Additional Payments”). For example, if the number of DVR Subscribers as of the Calculation Date for a particular month exceeds the Threshold Amount by 100,000, then AT&T will pay to TiVo an Additional Payment in the amount of $[*] for that month. AT&T shall report and pay Additional Payments due under this section quarterly within thirty (30) days after the last day of each calendar quarter during the Term (beginning with the calendar quarter ending March 31, 2012 and ending with the calendar quarter ending September 30, 2018). For example, if the

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

number of DVR Subscribers as of the Calculation Date for each month in a quarter exceeds the Threshold Amount by 100,000, then AT&T will pay to TiVo Additional Payments in the amount of $[*] for that quarter ($[*] per month) within thirty (30) days after the last day of that quarter. The Additional Payments under this Section 4.2 are in addition to the Installment Payments to be paid under Section 4.1.
4.3.    Payments; Taxes.
(a)    Each payment from AT&T to TiVo under this Agreement, including the Fee payments and any Additional Payments, shall be made in U.S. dollars in immediately available funds by wire transfer pursuant to the following instructions (or in accordance with such other wire transfer instructions provided by notice from TiVo):
Bank Name:        [*]
SWIFT code:        [*]
ABA #:        [*]
Account Name:    [*]
Account Number:    [*]

(b)    All Fee payments and Additional Payments shall be remitted so that they are received by TiVo in the amounts and according to the schedule set forth in Sections 4.1 and 4.2, as applicable. AT&T acknowledges and agrees that, in light of TiVo’s obligation to forbear from pursuing litigation with respect to the activities that are licensed and/or released hereunder, this Agreement shall remain in force, and the obligation of AT&T to make the payments to TiVo in accordance with Sections 4.1 and 4.2 shall be absolute, unconditional, noncontingent (except as otherwise set forth in Section 4.2), noncancellable and nonrefundable, and shall not be subject to any abatement, set-off, claim, counterclaim, adjustment, reduction or defense for any reason, including, but not limited to, any claims that TiVo failed to perform under this Agreement, termination or breach of this Agreement, the use or non-use by AT&T of the license under Section 3.1, or the invalidity, unenforceability, or modification of one or more of the Licensed Patents.
(c)    AT&T hereby releases and forever waives any right to challenge or dispute the Fees or any Additional Payments to be made pursuant to the terms and conditions of this Agreement, except to the extent the Parties have a disagreement with respect to the accounting for, or calculation of, any of the Additional Payments to be made pursuant to this Agreement.
(d)    Fees and other amounts to be paid by AT&T pursuant to this Section 4 are payable in full to TiVo without reduction for Taxes (including any withholding tax), provided that TiVo timely delivers an IRS W-9 form to AT&T. AT&T shall be responsible for any and all Taxes however designated, levied, or based on amounts payable to TiVo hereunder and any associated penalties, fines and attorneys’ fees, but exclusive of United States federal, state and local taxes based solely on TiVo's net income or gross receipts. All payments under this Agreement will be made by AT&T or its U.S. based designee to TiVo or TiVo’s U.S. based

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designee. To provide clear, coordinated and consistent treatment of this settlement for U.S. federal and state income tax purposes, AT&T and TiVo agree that payments under this Agreement shall constitute royalty income (or expense) for the licensed use of technology.
4.4.    Breach of Payment Obligation. If the Initial Payment, any Installment Payment, or any Additional Payment is not made in full by AT&T to TiVo on the due date, and has not been paid in full by AT&T within thirty (30) days after notice of such breach from TiVo, then the entire sum of any and all unpaid payments, and any portion thereof, as set forth in Section 4.1 ($164,000,000.00, less the sum of any Installment Payments made by AT&T to TiVo) that are due or will become due shall all be deemed due and owing and immediately paid in full by AT&T to TiVo. Past due amounts shall be subject to a monthly service charge of [*] per month of the unpaid balance or the maximum rate allowable by law, whichever is less. In addition to all other sums payable hereunder, AT&T shall pay all reasonable out-of-pocket expenses incurred by TiVo, including fees and disbursements of counsel, in connection with collection and other enforcement proceeding resulting therefrom. The foregoing obligation in no way limits any other rights or remedies available to TiVo.
4.5.    Reporting; Audit Right. Within thirty (30) days after the end of each calendar quarter during the Term, AT&T shall provide to TiVo a report detailing the number of AT&T Subscribers and DVR Subscribers as of the Calculation Date for each month during such quarter, any Subscriber Acquisition Transactions and the Cumulative Additional Subscribers (in aggregate and for each Subscriber Acquisition Transaction) and Subscriber Fee Cap as of the Calculation Date for each month during such quarter and the total Additional Payments due for each month during such quarter. During the Term and for [*] thereafter, TiVo shall have the right, at its expense, not more than [*] per calendar year, to have an independent certified public accounting firm, review or audit applicable books and records for the purpose of verifying the reports and payments under this Section 4. Any such audit shall be conducted during regular business hours, begin upon no less than [*] prior written notice, and shall be subject to reasonable confidentiality restrictions. AT&T shall keep accurate and complete records to allow such independent certified public accounting firm to determine such compliance. Any discrepancy in the amounts owed and paid by AT&T (plus interest at the rate set forth in Section 4.4) will be paid within [*] of the written notice of the results of the audit being delivered by the auditor. If any audit results in a determination that AT&T has underpaid amounts due hereunder by more than [*] for the time period audited, then in addition to any other rights and remedies available to TiVo, and in addition to AT&T's obligation to pay such unpaid amounts plus interest, AT&T shall, within thirty (30) days, reimburse TiVo for all out of pocket costs and expenses incurred in connection with such audit. If any audit results in a determination that AT&T has overpaid amounts due hereunder, the amount of such overpayment shall be credited against future payments owed or refunded to AT&T if no additional payments are owed.
Section 5. TERM AND TERMINATION
5.1.     Term.    The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until 11:59 PM (Pacific time) on July 30, 2018 (the

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“Term”), unless earlier terminated as set forth below.
5.2.     Termination.
(a)    If AT&T breaches any of its payment obligations under this Agreement and does not cure by making such payment in full within [*] after notice of such breach from TiVo (including late charges and expenses under Section 4.4), then TiVo shall have the right to terminate the rights and licenses granted to AT&T and its Subsidiaries under this Agreement. In such event, licenses and other rights granted to AT&T and its Subsidiaries shall immediately terminate. The rights and licenses granted to TiVo and its Subsidiaries in Sections 2 and 3 shall survive. TiVo shall not have the right to terminate as set out in this Section 5.2(a) if AT&T satisfies the payment obligation set out in Section 4.4.
(b)    AT&T shall have no right to terminate rights and licenses granted to TiVo and its Subsidiaries under this Agreement for any reason.
(c)    Upon expiration of the Term, the releases granted to each Party and its Subsidiaries under Section 2 will survive; however, the licenses granted to each Party and its Subsidiaries under Section 3 shall terminate, except with respect to those units of Licensed Products distributed by a Party or its Subsidiaries to Third Parties prior to termination within the scope and as permitted under the license granted to such Party under this Agreement.
(d)    Sections 4 and 9 shall survive any termination or expiration of this Agreement for any reason.
Section 6. REPRESENTATIONS, WARRANTIES, AND COVENANTS
6.1.    Representations and Warranties.
(a)    Each Party represents and warrants to the other Party, as of the Effective Date, that: (i) it is a corporation, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement; and (ii) this Agreement is a legal, valid, and binding obligation enforceable against each of the Parties in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws, from time to time in effect, affecting creditor’s rights generally.
(b)    TiVo represents and warrants to AT&T, as of the Effective Date, that it has the right to grant the licenses set forth herein to the TiVo Licensed Patents.
(c)    AT&T represents and warrants to TiVo, as of the Effective Date, that: (i) it has the right to grant the licenses set forth herein to the AT&T Licensed Patents; (ii) AT&T Intellectual Property, Inc., AT&T Knowledge Ventures, L.P., AT&T Intellectual Property I, L.P.,

[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

AT&T Intellectual Property II, L.P., and their Subsidiaries and any other Person established or maintained by AT&T or its Subsidiaries for holding rights to Patents on behalf or for the benefit of AT&T or any of its Subsidiaries are (and will be deemed to be) Subsidiaries for purposes of the licenses and releases granted to TiVo and its Subsidiaries herein; (iii) AT&T has obtained Microsoft's agreement to dismiss the Pending Litigation as set forth in Section 2.4; and (iv) the Threshold Amount is equal to [*].
6.2.    Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTION 6.1, RIGHTS WITH RESPECT TO PATENTS ARE PROVIDED “AS IS,” AND NO PARTY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES BY VIRTUE OF THIS AGREEMENT, WHETHER EXPRESS OR IMPLIED. Without limiting the foregoing disclaimer, it is understood and agreed that nothing in this Agreement shall be construed as:
(a)    a warranty or representation by any Party as to the validity or scope of any of its Patents;
(b)    a warranty or representation by any Party that any manufacture, sale, use or other disposition of products by another Party has been or will be free from infringement of any Patents;
(c)    an agreement by any Party to bring or prosecute actions or suits against any other Person for infringement, or conferring any right to the other Party to bring or prosecute actions or suits against any other Person for infringement;
(d)    conferring upon any Party or its Subsidiaries any right to include in advertising, packaging or other commercial activities related to its products and services licensed under this Agreement, any reference to another Party (or any of its Subsidiaries), its trade names, trademarks or service marks in a manner which would be likely to cause confusion as to source of origin or to indicate that such product or service licensed under this Agreement is in any way certified by the other Party or its Subsidiaries;
(e)    conferring by implication, estoppel or otherwise, upon either Party, any right or license under any Patents except for the releases and licenses expressly granted hereunder; or
(f)    an obligation to furnish any technical information, copyrights, mask works or know-how.
Section 7. CONFIDENTIALITY AND PUBLICITY
7.1.    Press Release.     TiVo may release a press release concerning the settlement of the Pending Litigation in the form of Exhibit B (the “Press Release”).
7.2.    Confidentiality. Except as set forth in the Press Release and as set forth in the

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Parties’ respective securities filings pursuant to subsection (b) below, each Party hereby agrees not to disclose to Third Parties without the prior written consent of the other Party: (i) the terms and conditions of this Agreement, or (ii) the confidential information of the other Party disclosed pursuant to this Agreement and marked as confidential, which in the case of AT&T will include non-public information in reports provided under Section 4.5 marked as confidential by AT&T. Notwithstanding the foregoing, no Party shall be liable for the disclosure of the terms and conditions of this Agreement or such confidential information (a) pursuant to judicial action or decree, or any requirement of any government or any agency or department thereof having jurisdiction over such Party, provided that in the reasonable opinion of counsel for such Party such disclosure is required and such Party to the extent reasonably practical shall have given the other Parties notice prior to such disclosure sufficient to allow the other Party to seek a protective order; (b) for the purposes of disclosure in connection with the Securities and Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, any other reports filed with the Securities and Exchange Commission, or any other filings, reports or disclosures that may be required under applicable laws or regulations or stock exchange rules; (c) to a Party’s affiliates, employees, consultants, contractors, auditors, legal, financial advisors, accountants, banks, or financing sources and their advisors, actual or prospective investors or acquirers (and their legal and financial advisors), or other representatives so long as such parties have a need to know such confidential information and are expressly bound to keep such information confidential and not use such information for any unauthorized purpose; (d) as reasonably required in connection with the enforcement of this Agreement or any rights hereunder; or (e) to the extent such terms and conditions have become generally known or available to the public other than through the breach of this Section 7.2 by the disclosing Party.
Section 8. CHANGE OF CONTROL
8.1.    Change of Control. If a Party (the “Acquired Party”) undergoes a Change of Control involving a Third Party (the “Acquirer”), then each of the following subsections shall apply:
(a)    The Acquired Party shall give notice within thirty (30) days after the closing of such Acquisition to the other Party (“Non-Acquired Party”).
(b)    The license granted to the Acquired Party and its Subsidiaries will be limited to Licensed Products marketed, sold, licensed or announced by the Acquired Party or any of its Subsidiaries prior to the Change of Control (“Existing Licensed Products”) and improvements, updates, upgrades, bug fixes, modifications and follow on products and services to the Existing Licensed Products. The license will not otherwise extend to the Acquirer.
(c)    The license granted to the Non-Acquired Party and its Subsidiaries will remain in effect with respect to the Licensed Patents of the Acquired Party and its Subsidiaries. However, no rights or licenses will be granted to the Non-Acquired Party or its Subsidiaries with respect to any Patents of the Acquirer or its Subsidiaries (other than the Licensed Patents acquired as part of the Acquired Party or its Subsidiaries in the respective Change of Control

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transaction).
(d)    Except as otherwise expressly set forth above in this Section 8.1, the licenses granted to each Party and its Subsidiaries (and permitted successors and permitted assigns) will remain in effect after such Change of Control in accordance with this Agreement for the remainder of the Term.
Section 9. GENERAL
9.1.    Notices. All notices that are required or permitted to be given hereunder shall be in writing and shall be sent (a) by overnight courier service, charges prepaid, written signature of the receiving party requested and received, to the Party to be notified, addressed to such Party at the physical address set forth below; and (b) by e-mail to the e-mail address set forth below, or such other physical and e-mail address(es) as such Party may have substituted by written notice to the other Party. In the event of any notice concerning breach of payment obligations, the party providing notice will make reasonable attempts to reach at least one of the persons listed below within two (2) business days of sending such notice to speak by telephone to indicate that notice has been provided. The receipt of such notice (in the case of delivery by overnight courier service) or, if the addressee refuses to accept the tender of such notice, then the tender of such notice for delivery shall constitute the giving thereof.
if to TiVo:    TiVo Inc.
Attn: Office of the General Counsel
2160 Gold Street
Alviso, California 95002-2160
legal@tivo.com
(408) 519-9100

if to AT&T:    AT&T Inc.
Attn: Office of the General Counsel
208 S. Akard, 37th Floor
Dallas, Texas 75202
(214) 757-3300
legalnotice@att.com
Bryant C. Boren
Baker Botts L.L.P.
620 Hansen Way
Palo Alto, California 94304-1014
bryant.c.boren@bakerbotts.com
(650) 739-7504

Roger Fulghum
Baker Botts L.L.P.
One Shell Plaza
910 Louisiana

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Houston, Texas 77002
roger.fulghum@bakerbotts.com
(713) 229-1707

9.2.    Venue. The Parties shall bring any disputes arising out of or related to this Agreement exclusively in the United States District Court for the Eastern District of Texas, and submit to the personal jurisdiction of such court. The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods will not apply in any respect to this Agreement or sales of Goods.
9.3.    Relationship of Parties. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture, partnership, agency, employment or fiduciary relationship between the Parties. Neither TiVo nor any of its agents has any authority of any kind to bind AT&T in any respect whatsoever, neither AT&T nor any of its agents has any authority of any kind to bind TiVo in any respect whatsoever, and the relationship of the Parties is, and at all times shall continue to be, that of independent contractors. No Person except a signatory to this Agreement may bring or assert any claim for breach or damages or other remedy under this Agreement and no other Person will have any rights of enforcement or as a third party beneficiary under this Agreement.
9.4.    Assignment. This Agreement may not be assigned by any Party without the prior written consent of the other Parties, including by operation of law. Notwithstanding the foregoing, such other Parties’ consent shall not be required for any assignment to a Person that succeeds to all or substantially all of such Party’s business and assets to which this Agreement pertains, subject to Section 8 with respect to a Change of Control. If AT&T makes any such assignment other than as part of a Change of Control of AT&T, then such assignment shall be subject to the following additional requirements: (i) the transaction must include the transfer of all of the AT&T Services to the assignee; (ii) the AT&T Service as defined under this Agreement will be limited to the AT&T Services transferred by AT&T to the assignee as existing as of the closing of such transaction to the extent maintained and operated as a separate and distinct service by the assignee (“Transferred AT&T Services”) and will not extend to any other services of the assignee (including any other MVPD Service into which the AT&T Services are merged or combined); (iii) the license to the assignee under this Agreement will be limited to AT&T Licensed Products for the Transferred AT&T Services and will not extend to any other products or services of the assignee; (iv) AT&T and its Subsidiaries will not retain any licenses under this Agreement; (v) the assignee must agree in writing, on behalf of itself and its Subsidiaries, to assume and be bound by AT&T’s obligations under this Agreement, including payment obligations; however (x) any DVR Subscribers transferred or transitioned to the Transferred AT&T Services from any other MVPD Service of the assignee or its Subsidiaries after the closing of the assignment will be considered Additional Subscribers for purposes of this Agreement, and (y) the assignee will not have the right to make any further assignment of this Agreement; (vi) AT&T shall remain responsible for the performance of its obligations under this Agreement, including payment obligations (except to the extent such payments are actually made by the assignee); and (vii) the licenses granted by AT&T and its Subsidiaries to TiVo and its Subsidiaries under this Agreement will remain in effect notwithstanding such assignment. If and

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to the extent that AT&T sells a portion of its business to which this Agreement pertains other than as set forth above, and if the acquiring party to such business agrees to accept the obligations of this Agreement, and if AT&T agrees to remain responsible for the performance of its obligations under this Agreement, including payment obligations, AT&T and TiVo agree to negotiate in good faith an agreement (without an obligation to reach an agreement) under which the acquiring party has appropriate license rights for the acquired business and TiVo’s license rights and intellectual property are appropriately protected as mutually agreed. TiVo may assign its right to receive payments under this Agreement without the prior written consent of AT&T. Any assignment of any Licensed Patents by a Party or its Subsidiaries shall remain subject to the licenses granted to the other Party and its Subsidiaries under this Agreement which shall remain in effect notwithstanding such assignment. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective permitted successors and permitted assigns.
9.5.    Waiver. A waiver, express or implied, of any right under this Agreement or of any failure to perform or breach hereof shall not constitute or be deemed to be a waiver of any other right hereunder or of any other failure to perform or breach hereof, whether of the same, or a similar or dissimilar nature thereto.
9.6.    Severability. If any provision of this Agreement is unenforceable or invalid under any applicable law or is so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of the Parties within the limits of applicable law or applicable court decision.
9.7.    Bankruptcy. All licenses to Licensed Patents granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights of “intellectual property” and rights to “intellectual property” under agreements supplementary thereto as “intellectual property” is defined under Section 101 of the Bankruptcy Code. The Parties agree that any Party, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code in the event of any bankruptcy or insolvency proceeding of any kind or nature. Each Party acknowledges that if another Party, as a debtor in possession, or a trustee-in-bankruptcy for such Party, in a case under the Bankruptcy Code, rejects this Agreement, the other Parties and their Subsidiaries may elect to retain their rights under this Agreement as provided in Section 365(n) of the Bankruptcy Code. Each Party irrevocably waives all arguments and defenses arising under 11 U.S.C. § 365(c)(1) or successor provisions to the effect that applicable law excuses such Party from accepting performance from or rendering performance to an entity other than the debtor or debtor in possession as a basis for opposing assumption of this Agreement in a case under Chapter 11 of the Bankruptcy Code to the extent that such consent is required under 11 U.S.C. § 365(c)(1) or any successor statute, provided that any Change of Control shall remain subject to Section 8 and provided further that, with respect to any proceeding under Chapter 11 of the Bankruptcy Code with respect to AT&T, solely if TiVo has received full payment of the Fee.

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9.8.    Cumulative Remedies. The rights and remedies of the Parties as set forth in this Agreement are not exclusive and are in addition to any other rights and remedies now or hereafter provided by law or at equity.
9.9.    Captions and Headings. The captions and headings used in this Agreement are inserted for convenience only, do not form a part of this Agreement, and shall not be used in any way to construe or interpret this Agreement.
9.10.    Construction. This Agreement has been negotiated by the Parties and shall be interpreted fairly in accordance with its terms and without any construction in favor of or against any Party.
9.11.    Counterparts. This Agreement may be executed (including by electronic transmission of scanned signature pages) in one or more counterparts with the same effect as if the Parties had signed the same document. Each counterpart so executed shall be deemed to be an original, and all such counterparts shall be construed together and shall constitute one agreement.
9.12.    Entire Agreement; Amendment. This Agreement, including the Exhibit(s) attached hereto which are incorporated herein by reference, constitutes the entire understanding and only agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior or contemporaneous negotiations, representations, term sheets, agreements, and understandings, written or oral, that the Parties may have reached with respect to the subject matter hereof. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of each of the Parties hereto.
[Remainder of page intentionally left blank.]
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

AT&T INC. By: /s/ Timothy P. Leahy Name: Timothy P. Leahy Title: Senior Vice-President and Assistant General Counsel, AT&T Services Inc. Date: January 3, 2012	TIVO INC. By: /s/ Matthew P. Zinn Name: Matthew P. Zinn Title: Senior Vice President, General Counsel, Secretary and Chief Privacy Officer Date: January 3, 2012

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Exhibit A-1

BAKER BOTTS L.L.P.
Bryant C. Boren Jr. (SBN 260602)
Kevin E. Cadwell (SBN 255794)
620 Hansen Way
Palo Alto, CA 94304
Telephone: (650) 739-7500
Facsimile : (650) 739-7699
Email: bryant.c.boren@bakerbotts.com
Email: kevin.cadwell@bakerbotts.com

Attorneys for Plaintiffs AT&T Intellectual Property
I, L.P. and AT&T Intellectual Property II, L.P.

IRELL & MANELLA LLP
Morgan Chu (SBN 70446)
Andrei Iancu (SBN 184973)
Samuel Lu (SBN 171969)
1800 Avenue of the Stars, Suite 900
Los Angeles, California 90067
Telephone:    (310) 277-1010
Facsimile:    (310) 203-7199
E-mail: mchu@irell.com
E-mail: aiancu@irell.com
E-mail: slu@irell.com

Attorneys for Defendant TiVo Inc.

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
OAKLAND DIVISION

AT&T INTELLECTUAL PROPERTY L.L.P.    ) Case No. 4:10-CV-01059-SBA
and AT&T INTELLECTUAL PROPERTY II..    )
L.P.,                            ) STIPULATION AND [PROPOSED]
) ORDER OF DISMISSAL
Plaintiffs,                ) WITH PREJUDICE
)
v. )
)
TIVO INC.,             )
)
Defendant.                )
__________________________________________)
AND RELATED COUNTERCLAIMS )
__________________________________________)

STIPULATION OF DISMISSAL WITH PREJUDICE

IT IS HEREBY STIPULATED, pursuant to Rules 41(a)(2) and 41(c) of the Federal Rules of Civil Procedure, by and between (1) plaintiffs and counterclaim-defendants AT&T Intellectual Property I, L.P. and AT&T Intellectual Property II, L.P. (collectively, "AT&T") and (2) defendant and counterclaim-plaintiff TiVo Inc. ("TiVo"), through their counsel of record, that the complaint filed by AT&T and the counterclaims filed by TiVo shall both be dismissed with prejudice. Each party shall bear its own attorneys' fees and costs.
A proposed order is set forth below.
IT IS SO STIPULATED.

Dated: January __, 2012            By:     /s/ Kevin Cadwell

BAKER BOTTS L.L.P.
Bryant C. Boren Jr. (SBN 260602)
Kevin E. Cadwell (SBN 255794)
620 Hansen Way
Palo Alto, CA 94304
Telephone: (650) 739-7500
Facsimile : (650) 739-7699
Email: bryant.c.boren@bakerbotts.com
Email: kevin.cadwell@bakerbotts.com
Attorneys for Plaintiffs AT&T Intellectual Property I, L.P. and AT&T Intellectual Property II, L.P.

Dated: January __, 2012            By:     /s/ Samuel Lu

IRELL & MANELLA LLP
Morgan Chu (SBN 70446)
Andrei Iancu (SBN 184973)
Samuel Lu (SBN 171969)
1800 Avenue of the Stars, Suite 900
Los Angeles, California 90067
Telephone:    (310) 277-1010
Facsimile:    (310) 203-7199
E-mail: mchu@irell.com
E-mail: aiancu@irell.com
E-mail: slu@irell.com

Attorneys for Defendant TiVo Inc.

FILER'S ATTESTATION

Pursuant to General Order No. 45, Section X, I attest that concurrence in the filing of this document has been obtained from Kevin Cadwell.

Dated: January __, 2012                     /s/ Samuel Lu         Samuel Lu

ORDER

PURSUANT TO STIPULATION, THE COURT HEREBY ORDERS THAT the complaint filed by AT&T in this action, and all claims set forth therein, and the counterclaims filed by TiVo in this action, shall be dismissed with prejudice. Each party shall bear its own attorneys' fees and costs.

Dated:     January ___, 2012
Hon. Saundra B. Armstrong
United States District Judge

Exhibit A-2

IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF TEXAS
MARSHALL DIVISION

TIVO INC.,

Plaintiff,

vs.

1. AT&T INC.;
2. AT&T OPERATIONS, INC.;
3. AT&T SERVICES, INC.;
4. AT&T VIDEO SERVICES, INC.;
5. SBC INTERNET SERVICES, INC.;
6. SOUTHWESTERN BELL TELEPHONE
COMPANY.

Defendants,

and

MICROSOFT CORPORATION,

Intervenor.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Civil Action No. 2:09-CV-259-DF Jury Trial Demanded

STIPULATION AND JOINT MOTION TO DISMISS PURSUANT TO
RULE 41 OF THE FEDERAL RULES OF CIVIL PROCEDURE

Plaintiff TiVo Inc. ("TiVo"), Defendants AT&T Inc., AT&T Operations, Inc., AT&T Services, Inc., AT&T Video Services, Inc., SBC Internet Services, Inc., and Southwestern Bell Telephone Company (the "AT&T Defendants"), and Intervenor Microsoft Corporation ("Microsoft") stipulate as follows:
This Stipulation and Joint Motion to Dismiss is made pursuant to Rule 41 of the Federal Rules of Civil Procedure and agreements between the parties.

TiVo, the AT&T Defendants, and Microsoft stipulate to the dismissal with prejudice of TiVo's claims against the AT&T Defendants in the above-captioned action and all claims and counterclaims made by the AT&T Defendants in the above-captioned action against TiVo, with each party to bear its own costs and attorneys' fees.
Microsoft, the AT&T Defendants, and TiVo further stipulate to the dismissal without prejudice of Microsoft's declaratory judgment claims against TiVo, with each party to bear its own costs and attorneys' fees.
The dismissals set forth in this Stipulation are not intended to, and do not, have any impact on any claims TiVo has or may have against any party other than the AT&T Defendants or with respect to products or services of any party other than the AT&T Defendants. Microsoft, the AT&T Defendants, and TiVo acknowledge and stipulate that TiVo has not asserted any claims against Microsoft in this litigation.
Accordingly, pursuant to Rule 4l of the Federal Rules of Civil Procedure and agreements between the parties, the parties hereby ask the Court to enter an order that dismisses this action as follows:
a.    All of TiVo's claims asserted against the AT&T Defendants in the above-captioned action are dismissed with prejudice;
b.    All of the AT&T Defendants' claims and counterclaims asserted against TiVo in the above-captioned action are dismissed with prejudice;
c.    Microsoft's declaratory judgment claims against TiVo are dismissed without prejudice.
d.    TiVo, the AT&T Defendants, and Microsoft shall each bear their own costs and attorney's fees in the Action;

e.    The foregoing dismissals are without prejudice to any claims that TiVo is construed to have asserted, or could have asserted, against Microsoft or any other third party.

Text of the proposed order has been lodged concurrently herewith.
Dated: January __, 2012        Respectfully submitted,

By:     /s/ Richard Birnholz
Richard Birnholz

PARKER, BUNT & AINSWORTH, P.C.
Robert M. Parker
State Bar No. 15498000
rmparker@pbatyler.com
Robert Christopher Bunt
State Bar No. 00787165
rcbunt@pbatyler.com
Charles Ainsworth
State Bar No. 00783521
charley@pbatyle.com
100 E. Ferguson, Suite 1114
Tyler, Texas 75702
Telephone: (903) 531-3535
Facsimile:(903) 533-9687

IRELL & MANELLA LLP
Morgan Chu (Pro Hac Vice)
mchu@irell.com
Andrei Iancu (Pro Hac Vice)
aiancu@irell.com
Richard Birnholz (Pro Hac Vice)
rbirnholz@irell.com
Joseph Lipner (Pro Hac Vice)
jlipner@irell.com
1800 Avenue of the Stars, Suite 900
Los Angeles, California 90067-4276
Telephone:(310) 277-1010
Facsimile:(310) 203-7199

ATTORNEYS FOR PLAINTIFF TIVO INC.

By:     /s/ Bryant C. Boren, Jr.
Bryant C. Boren, Jr.

BAKER BOTTS L.L.P.
Bryant C. Boren, Jr.
Lead Attorney
State of Texas Bar No. 02664100
Kevin E. Cadwell
State of Texas Bar No. 24036304
620 Hansen Way
Palo Alto, CA 94304
Telephone: 650.739.7500
Facsimile: 650.739.7699
bryant.c.boren@bakerbotts.com
kevin.cadwell@bakerbotts.com

BAKER BOTTS L.L.P.
Roger Fulghum
State of Texas Bar No. 00790724
One Shell Plaza
910 Louisiana
Houston, Texas 77002
Telephone: 713.229.1234
Facsimile: 713.229.1522
roger.fulghum@bakerbotts.com

Lance Lee
State of Texas Bar No. 24004726
5511 Plaza Drive
Texarkana, TX 75503
Telephone: 903.223.0276
wlancelee@aol.com

ATTORNEYS FOR DEFENDANT AT&T INC.

By:     /s/ Chad S. Campbell
Chad S. Campbell

GILLAM & SMITH, LLP
Harry L. Gillam, Jr.
State Bar No. 07921800
GILLAM & SMITH, LLP
303 South Washington Avenue
Marshall, Texas 75670
Telephone: (903) 934-8450
Facsimile: (903) 934-9257
gil@gillamsmithlaw.com

Of Counsel:
Chad S. Campbell
PERKINS COIE BROWN & BAIN P.A.
2901 North Central Avenue, Suite 2000
Phoenix, Arizona 85012-2788
CSCampbell@perkinscoie.com
Telephone: 602.351.8000
Facsimile: 602.648.7000

Lauren Sliger
PERKINS COIE LLP
1888 Century Park E., Suite 1700
Los Angeles, California 90067-1721
LSliger@perkinscoie.com
Telephone: 602.351.8000
Facsimile: 602.648.7000

ATTORNEYS FOR INTERVENOR MICROSOFT CORPORATION

CERTIFICATE OF SERVICE
I hereby certify that the foregoing document was filed electronically on January __, 2012, and pursuant to Local Rule CV-5(a) has been served on all counsel who are deemed to have consented to electronic service.
Dated: January __, 2012
/s/ Richard Birnholz
Richard Birnholz

IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF TEXAS
MARSHALL DIVISION

TIVO INC.,

Plaintiff,

vs.

1. AT&T INC.;
2. AT&T OPERATIONS, INC.;
3. AT&T SERVICES, INC.;
4. AT&T VIDEO SERVICES, INC.;
5. SBC INTERNET SERVICES, INC.;
6. SOUTHWESTERN BELL TELEPHONE
COMPANY.

Defendants,

and

MICROSOFT CORPORATION,

Intervenor.

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Civil Action No. 2:09-CV-259-DF Jury Trial Demanded

[PROPOSED] ORDER ON STIPULATION AND JOINT MOTION TO DISMISS PURSUANT TO RULE 41 OF THE FEDERAL RULES OF CIVIL PROCEDURE

The Court has considered the Stipulation and Joint Motion To Dismiss Pursuant to Rule 41 of the Federal Rules of Civil Procedure and agreements of the parties filed by Plaintiff TiVo Inc. ("TiVo"), Defendants AT&T Inc., AT&T Operations, Inc., AT&T Services, Inc., AT&T Video Services, Inc., SBC Internet Services, Inc., and Southwestern Bell Telephone Company (the "AT&T Defendants"), and Intervenor Microsoft Corporation ("Microsoft") (collectively, the "Parties"). The motion is hereby GRANTED.
Accordingly, it is ORDERED that the entire action is dismissed in accordance with Rule 41 of the Federal Rules of Civil Procedure and the Parties' Stipulation, as follows:

a.	All of TiVo's claims asserted against the AT&T Defendants in the above-captioned action are dismissed with prejudice;

b.	All of the AT&T Defendants' claims and counterclaims asserted against TiVo in the above-captioned action are dismissed with prejudice;

c.	Microsoft's declaratory judgment claims against TiVo are dismissed without prejudice.

d.	TiVo, the AT&T Defendants, and Microsoft shall each bear their own costs and attorney's fees in the Action; and

e.	The foregoing dismissals are without prejudice to any claims that TiVo is construed to have asserted, or could have asserted, against Microsoft or any other third party.

Exhibit B

TiVo contacts:
Media: Steve Wymer, (408) 519-9438, swymer@tivo.com
Investors: Derrick Nueman, (408) 519-9677, dnueman@tivo.com

TiVo Announces Settlement of Patent Litigation with AT&T;
TiVo and AT&T Enter into a Patent Licensing Arrangement
ALVISO, CA -- 01/03/2012 -- TiVo Inc. (NASDAQ: TIVO) announced today that it has settled its pending patent litigation with AT&T and that the companies have entered into a mutual patent licensing arrangement. Under the terms of the settlement, AT&T agreed to pay TiVo an initial payment of $51 million, followed by recurring quarterly guaranteed payments through June 2018, totaling $164 million, which together yield minimum payments of $215 million. In addition to these minimum payments, AT&T will pay incremental recurring per subscriber monthly license fees through July 2018 should AT&T’s DVR subscriber base exceed certain levels.
As part of the settlement, TiVo and AT&T agreed to dismiss all pending litigation between the companies with prejudice. The parties also entered into a cross license of their respective patent portfolios in the advanced television field.
"We are extremely pleased to reach an agreement with AT&T, which acknowledges the value of our intellectual property," said Tom Rogers, CEO and President of TiVo. "This settlement, on the heels of our recent operational success that has resulted in the growth of TiVo’s overall subscriber base, is another major accomplishment for TiVo and we believe a great outcome for our shareholders. The combination of guaranteed payments and future additional fees paid to TiVo in the event that AT&T’s pay TV business continues to grow in-line with consensus analyst expectations, represents hard-earned compensation for our IP enforcement efforts. The settlement also provides us rights to innovate TiVo products and services under license from AT&T and allows us to avoid significant legal expenses that we expect would have been incurred by us during and after trial.”
About TiVo Inc.
Founded in 1997, TiVo Inc. (Nasdaq: TIVO - News) developed the first commercially available digital video recorder (DVR).  TiVo offers the TiVo service and TiVo DVRs directly to consumers online at www.tivo.com and through third-party retailers.  TiVo also distributes its technology and services through solutions tailored for cable, satellite, and broadcasting companies. Since its founding, TiVo has evolved into the ultimate single solution media center by combining its patented DVR technologies and universal cable box capabilities with the ability to aggregate, search, and deliver millions of pieces of broadband, cable, and broadcast content directly to the television. An economical, one-stop-shop for in-home entertainment, TiVo’s intuitive functionality and ease of use puts viewers in control by enabling them to effortlessly navigate the best digital entertainment content available through one box, with one remote, and one user interface, delivering the most dynamic user experience on the market today.  TiVo also continues to weave itself into the fabric of the media industry by providing interactive advertising solutions and audience research and measurement ratings services to the television industry. www.tivo.comTiVo and the TiVo Logo are trademarks or registered trademarks of TiVo Inc. or its subsidiaries worldwide. © 2012 TiVo Inc. All rights reserved. All other trademarks are the property of their respective owners.
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, the amount of future payments TiVo expects to receive in connection with its settlement of its patent litigation with AT&T, TiVo’s ability to further innovate its products and services, and TiVo’s ability to avoid future legal expenses as result of the settlement with AT&T. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, "believe," "expect," "may," "will," "intend," "estimate," "continue," or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include delays in development, competitive service offerings and lack of market acceptance, as well as the other potential factors described under "Risk Factors" in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2011, as amended, our Quarterly Reports on Form 10-Q for the periods ended April 30, 2011, July 31, 2011, and October 31, 2011 and Current Reports on Form 8-K. The Company cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. TiVo disclaims any obligation to update these forward-looking statements.

Exhibit C

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[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.